Exhibit 10.1(c)

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of the 28th day of February, 2023 and is made by and between Cohen Circle Acquisition Corp. I (formerly FTAC Artemis Acquisition Corp.) (the “Maker”) and Cohen Circle Sponsor I, LLC (formerly FTAC Artemis Sponsor, LLC) (the “Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated November 3, 2021 in the principal sum of up to Three Hundred Thousand dollars ($300,000), as amended by that certain First Amendment to Promissory Note dated January 14, 2022 (collectively, the “Note”).

B.	The Note was scheduled to mature on the earlier of (i) the date on which Maker consummates its initial public offering, and (ii) June 30, 2022.

C.	Maker and Payee have agreed to make certain amendments to the Note.

D.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Principal. The principal balance of this Note shall be repayable on the earlier of (the “Maturity Date”) (a) the date on which Maker consummates its initial public offering (“IPO”) and (b) December 31, 2023.”

2. Section 8 of the Note is hereby amended and restated in its entirety to read as follows:

“Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Cohen Circle Acquisition Corp. I

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Attention: Max Smeal

Email: max@cohencircle.com

 If to Payee:

Cohen Circle Sponsor I, LLC

3 Columbus Circle, 24th Floor

New York, NY 10019

Attention: Manager

Email: mehar@cohencircle.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

COHEN CIRCLE ACQUISITION CORP. I

By:	/s/ Robert M. Smeal
Name:	Robert M. Smeal
Title:	Chief Financial Officer

PAYEE:

COHEN CIRCLE SPONSOR I, LLC

By:	Cohen Circle Sponsor Interests I, LLC, its manager

By:	Cohen Circle, LLC, its sole member

By:	/s/ Robert M. Smeal
Name:	Robert M. Smeal
Title:	Head of Finance

 Signature page to Second Amendment to Promissory Note